Exhibit 99.1

FOR IMMEDIATE RELEASE

AMERICAN VANGUARD REPORTS THIRD QUARTER & YEAR-TO-DATE 2017 RESULTS

Revenues and Earnings Continue to Increase

Newport Beach, CA – November 2, 2017 – American Vanguard Corporation (NYSE:AVD) today announced financial results for the third quarter and nine months ended September 30, 2017.

Third Quarter 2017 Financial Highlights – versus 2016:

•	Net sales were $90.0 million in Q3 2017 compared to $82.4 million in Q3 2016.

•	Net income was $4.1 million in Q3 2017 compared to $2.9 million in Q3 2016.

•	Earnings per diluted share were $0.14 in Q3 2017 compared to $0.10 in Q3 2016.

Nine Months 2017 Financial Highlights – versus 2016:

•	Net sales were $238.6 million in 2017 compared to $224.6 million in 2016.

•	Net income was $11.8 million in 2017 compared to $8.9 million in 2016.

•	Earnings per diluted share were $0.40 in 2017 compared to $0.30 in 2016.

Eric Wintemute, Chairman and CEO of American Vanguard, stated: “We are pleased to report revenue increases of 9% for the third quarter and 6% for the first nine months of 2017. Our top line performance was driven by three positive factors: strong demand for our cotton products, extraordinary demand for our mosquito adulticide in the aftermath of domestic hurricanes, and incremental sales of new products acquired in June. These gains were partially offset by weather events in the soil fumigant market and competitive pressure in the Midwest herbicide market.”

Mr. Wintemute continued, “With respect to profitability, a diversified product mix and efficient manufacturing performance allowed us to record improved gross profit margins for both the third quarter (42% versus 40% in the prior year) and year-to-date (43% versus 41% in the prior year). Further, we achieved a significant increase in net income, despite higher operating expenses in both the three and nine month periods. These expenses relate largely to maintaining, acquiring and developing product lines and commercializing technology. While we remain committed to exercising financial discipline, we believe that part of this discipline involves planning for the future. Consequently, during the third quarter, we incurred legal and due diligence costs in connection with acquisitions, funded increased regulatory costs for the re-registration of several important organophosphate products, expanded field trials for our product pipeline, and invested in further development of SIMPAS. We believe that these near-term expenses for portfolio extension, geographic expansion and technology innovation provide significant growth potential for American Vanguard.”

Mr. Wintemute concluded: “Our outlook for the final quarter of 2017 remains positive, as we integrate recent acquisitions and position our business for the upcoming spring planting season. During 2018, we expect that, with the addition of the AgriCenter companies, our International business will double. Further, our non-crop business should increase by about 50% with the addition of OHP’s horticulture business. This is an exciting time for American Vanguard, and we look forward to giving further comments during our earnings conference call.”

Conference Call

Eric Wintemute, Chairman & CEO, Bob Trogele, EVP & COO and David T. Johnson, VP & CFO, will conduct a conference call focusing on the financial results and strategic themes at 4:30pm Eastern / 1:30pm Pacific on Thursday, November 2, 2017. Interested parties may participate in the call by dialing (201) 493-6744. Please call in 10 minutes before the call is scheduled to begin, and ask for the American Vanguard call. The conference call will also be webcast live via the News and Media section of the Company’s web site at www.american-vanguard.com. To listen to the live webcast, go to the web site at least 15 minutes early to register, download and install any necessary audio software. If you are unable to listen live, the conference call will be archived on the Company’s web site.

About American Vanguard

American Vanguard Corporation is a diversified specialty and agricultural products company that develops and markets products for crop protection and management, turf and ornamentals management and public and animal health. American Vanguard is included on the Russell 2000® and Russell 3000® Indexes and the Standard & Poor’s Small Cap 600 Index. To learn more about American Vanguard, please reference the Company’s web site at www.american-vanguard.com.

The Company, from time to time, may discuss forward-looking information. Except for the historical information contained in this release, all forward-looking statements are estimates by the Company’s management and are subject to various risks and uncertainties that may cause results to differ from management’s current expectations. Such factors include weather conditions, changes in regulatory policy and other risks as detailed from time-to-time in the Company’s SEC reports and filings. All forward-looking statements, if any, in this release represent the Company’s judgment as of the date of this release.

Company Contact: American Vanguard Corporation William A. Kuser, Director of Investor Relations (949) 260-1200 williamk@amvac-chemical.com	Investor Representative The Equity Group Inc. www.theequitygroup.com Lena Cati Lcati@equityny.com (212) 836-9611

AMERICAN VANGUARD CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

(Unaudited)

ASSETS

	September 30, 2017	December 31, 2016
Current assets:
Cash and cash equivalents	$9,045	$7,869
Receivables:
Trade, net of allowance for doubtful accounts of $45 and $42, respectively	100,043	83,777
Other	3,630	3,429

Total receivables, net	103,673	87,206
Inventories	123,315	120,576
Prepaid expenses	13,543	11,424

Total current assets	249,576	227,075
Property, plant and equipment, net	49,495	50,295
Intangible assets, net of applicable amortization	141,127	121,433
Other assets	28,917	31,153

	$469,115	$429,956

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current installments of other liabilities	$99	$26
Accounts payable	29,355	24,358
Deferred revenue	—	3,848
Accrued program costs	65,650	42,930
Accrued expenses and other payables	8,704	12,072
Income taxes payable	1,684	13,840

Total current liabilities	105,492	97,074
Long-term debt, net of deferred loan fees	57,379	40,951
Other liabilities, excluding current installments	2,789	2,868
Deferred income tax liabilities	6,712	6,706

Total liabilities	172,372	147,599

Commitments and contingent liabilities
Stockholders’ equity:
Preferred stock, $.10 par value per share; authorized 400,000 shares; none issued	—	—
Common stock, $.10 par value per share; authorized 40,000,000 shares; issued 32,236,629 shares at September 30, 2017 and 31,819,695 shares at December 31, 2016	3,224	3,183
Additional paid-in capital	74,423	71,699
Accumulated other comprehensive loss	(3,881)	(4,851)
Retained earnings	230,962	220,428

	304,728	290,459
Less treasury stock at cost, 2,450,634 shares at September 30, 2017 and December 31, 2016	(8,269)	(8,269)

American Vanguard Corporation stockholders’ equity	296,459	282,190
Non-controlling interest	284	167

Total stockholders’ equity	296,743	282,357

	$469,115	$429,956

AMERICAN VANGUARD CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2017	2016	2017	2016
Net sales	$89,975	$82,447	$238,553	$224,645
Cost of sales	51,943	49,461	136,102	132,761

Gross profit	38,032	32,986	102,451	91,884
Operating expenses	31,570	28,286	84,175	77,429

Operating income	6,462	4,700	18,276	14,455
Interest expense, net	375	301	1,073	1,304

Income before provision for income taxes and loss on equity method investments	6,087	4,399	17,203	13,151
Income tax expense	1,954	1,378	5,015	3,672

Income before loss on equity method investments	4,133	3,021	12,188	9,479
Loss from equity method investments	115	180	226	309

Net income	4,018	2,841	11,962	9,170
Income (loss) attributable to non-controlling interest	71	36	(117)	(253)

Net income attributable to American Vanguard	$4,089	$2,877	$11,845	$8,917

Earnings per common share—basic	$.14	$.10	$.41	$.31

Earnings per common share—assuming dilution	$.14	$.10	$.40	$.30

Weighted average shares outstanding—basic	29,193	28,957	29,064	28,886

Weighted average shares outstanding—assuming dilution	29,783	29,496	29,648	29,385

ANALYSIS OF SALES

For the Three and Nine Months Ended September 30, 2017

(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Net sales:
Insecticides	$24,866	$25,478	$102,249	$89,496
Herbicides/soil fumigants/fungicides	32,717	34,242	68,783	80,009
Other, including plant growth regulators	17,191	13,328	30,680	23,148

Net sales:	74,774	73,048	201,712	192,653
Non-crop	15,201	9,399	36,841	31,992

Total net sales:	$89,975	$82,447	$238,553	$224,645

Net sales:
US	$65,842	$60,033	$173,877	$161,661
International	24,133	22,414	64,676	62,984

Total net sales:	$89,975	$82,447	$238,553	$224,645

AMERICAN VANGUARD CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	For the Nine Months Ended September 30,
	2017	2016
Cash flows from operating activities:
Net income	$11,962	$9,170
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of fixed and intangible assets	12,358	12,367
Amortization of other long term assets	3,995	3,935
Amortization of discounted liabilities	20	28
Stock-based compensation	3,585	1,656
Excess tax benefit from exercise of stock options	—	(82)
Increase in deferred income taxes	6	—
Loss from equity method investment	226	309
Changes in assets and liabilities associated with operations:
Increase in net receivables	(15,746)	(19,202)
Increase in inventories	(2,213)	(5,201)
Increase in prepaid expenses and other assets	(3,678)	(1,011)
(Decrease) increase in income tax receivable/payable, net	(12,137)	1,519
Increase in accounts payable	4,556	7,925
Decrease in deferred revenue	(3,848)	(8,847)
Increase in accrued program costs	22,720	30,536
(Decrease) increase in other payables and accrued expenses	(3,562)	3,098

Net cash provided by operating activities	18,244	36,200

Cash flows from investing activities:
Capital expenditures	(5,333)	(6,122)
Investment	(950)	(3,283)
Acquisition of product lines and other intangible assets	(25,904)	(224)

Net cash used in investing activities	(32,187)	(9,629)

Cash flows from financing activities:
Payments under line of credit agreement	(59,025)	(24,000)
Borrowings under line of credit agreement	76,000	—
Payments on other long-term liabilities	(26)	(541)
Tax benefit from exercise of stock options	—	82
Net payments from the issuance of common stock (sale of stock under ESPP, exercise of stock options, and shares purchased for tax withholding)	(820)	204
Payment of cash dividends	(1,161)	(289)

Net cash provided by (used in) financing activities	14,968	(24,544)

Net increase in cash and cash equivalents	1,025	2,027
Effect of exchange rate changes on cash and cash equivalents	151	(957)
Cash and cash equivalents at beginning of period	7,869	5,524

Cash and cash equivalents at end of period	$9,045	$6,594